UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2017

1-800-FLOWERS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514

 (Address of principal executive offices) (Zip Code)

(516) 237-6000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to Simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed on October 21, 2016, Lawrence Calcano planned to retire from the Board of Directors of 1-800-Flowers.com, Inc. (the “Company”) effective as of December 13, 2016.

As a result of Mr. Calcano’s retirement, the Company currently has only 2 independent directors serving on the Audit Committee of the Board of Directors and therefore it currently is not in compliance with The Nasdaq Stock Market LLC (“NASDQ”) audit committee requirements set forth in Listing Rule 5605(c)(2).

NASDAQ issued a letter to the Company on January 3, 2017 stating that the Company is not in compliance with the audit committee requirements and that the Company may rely on the cure period provided by NASDAQ Listing Rule 5605(c)(4) which allows the Company until the earlier of (i) the Company’s next annual shareholders’ meeting or December 13, 2017 or (ii) June 12, 2017 if the Company’s next annual shareholders’ meeting is before that date.

The Company intends to appoint an additional independent director to the Audit Committee prior to the end of the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 5, 2017

1-800-FLOWERS.COM, Inc.

By: /s/ William E. Shea
William E. Shea
Chief Financial Officer, Senior Vice-President
Finance and Administration